Exhibit 99.1

           Payless ShoeSource Announces Second Quarter 2003 Results


    TOPEKA, Kan., Aug. 13 /PRNewswire-FirstCall/ -- Payless ShoeSource, Inc.

(NYSE: PSS) today reported that for the second quarter of fiscal 2003, which ended August 2, 2003, diluted earnings per share were $0.08, compared to $0.69 per diluted share during the second quarter of fiscal 2002. The company recorded net earnings of $5.2 million during the second quarter 2003 compared with $47.2 million during the second quarter 2002.

    During the first six months of fiscal 2003, diluted earnings per share were $0.28 compared with diluted earnings per share of $1.04 during the first six months of fiscal 2002.  The company recorded net earnings of $19.3 million in the first six months of 2003 compared with $71.1 million during the same period last year.

    Company sales for the second quarter 2003 totaled $731.5 million, a 5.8

percent decrease from $776.2 million during the second quarter 2002.   Same-

store sales decreased 6.4 percent during the second quarter 2003. The sales shortfall primarily reflects unseasonable weather conditions during the first two months of the quarter.  Sales improved in July reflecting more seasonable weather and favorable customer response to the company's stepped-up promotional events.

    In the first six months of 2003, company sales totaled $1.43 billion, a

5.6 percent decrease from $1.51 billion a year earlier.  Also during the first six months of 2003, same-store sales decreased 6.3 percent.

    Gross margin was 27.1 percent of sales in the second quarter 2003 versus

32.7 percent in the second quarter 2002. The decline resulted from increased markdowns to clear seasonal merchandise and negative leverage of occupancy costs. Gross margin was 28.2 percent of sales in the first six months of 2003,

versus 31.4 percent during the same period last year.

    Selling, general and administrative expenses were 25.8 percent of sales in the second quarter 2003 versus 23.0 percent in the second quarter 2002.  The increase reflects higher advertising expense, increased insurance costs, the write-off of deferred financing costs related to the refinancing of long-term debt, and the negative leverage of lower sales.  Selling, general and administrative expenses were 25.8 percent of sales in the first six months of

2003 versus 23.5 percent during the same period last year.



    Balance Sheet

    Total inventories at the end of the second quarter 2003 were

$418.6 million compared to $337.3 million at the end of the second quarter

2002, an increase of 22.6 percent on a per-store basis.  Inventory levels were increased beginning last fall from their relatively low levels in the first half of 2002, providing the Payless ShoeSource customer a more consistent offering. Additionally the company has increased its level of inventory in the merchandise classifications that are responding to repositioning efforts. The company intends that inventory per store at the end of fiscal 2003 should be approximately the same as it was at the end of fiscal 2002.

    On July 28, 2003, the company successfully completed the sale of

$200 million of 8.25% senior subordinated notes, priced to yield 8.50%, due

2013.  Interest on the notes is payable semi-annually, beginning on February

1, 2004.

    Payless used the proceeds of the offering (net of all fees and expenses),

together with available cash, to repay all existing indebtedness under the term loan portion of its existing Credit Facility.  This action locks-in an attractive interest rate for the next ten years.

    In addition, the Credit Facility, entered into in 2000, was amended in the second quarter. The amended Credit Facility remains in place through the first quarter of 2005 and consists of a $150 million revolving line of credit.

While no amounts have been drawn on the revolving line of credit at the end of the second quarter 2003, the balance available to the company was reduced by

$13.4 million in outstanding letters of credit. The company is in full compliance with all of the covenants of the amended Credit Facility.

    The company ended the second quarter 2003 with a cash balance of

$115.3 million.



    Capital Expenditures

    Total capital expenditures for the second quarter 2003 were $30.9 million,

including a $1.0 million contribution from the company's joint venture partners, for a net of $29.9 million.  Payless expects total capital expenditures for fiscal 2003 to be $115 million.  This includes a $5 million contribution from the company's joint venture partners in Latin America, for a net of $110 million.

    In the second quarter 2003, the company opened 58 new stores and closed

41, resulting in 17 net new stores.  This brings the total store count to

5,020, an increase of 28 net new stores since the beginning of the year.  For the fiscal year 2003, the company expects to open 50 - 60 net new stores.



    International Operations

    During the second quarter 2003, the company opened 9 net new stores in the

Central American and Caribbean region, resulting in 137 stores in this region,

excluding Puerto Rico.  The company intends to open 25 - 30 stores in this

region during the fiscal year 2003.   The company believes the Central

American and Caribbean region represents a 150 to 200-store opportunity.

    In addition, during the second quarter 2003 Payless opened 4 new stores in

South America.  The company now operates 53 stores in this region, in the countries of Ecuador, Peru and Chile.  The company intends to open 10 - 15 stores in this region during the fiscal year 2003, and believes the Andean region of South America to be approximately a 300-store opportunity.

    The company is currently operating 279 stores in Canada and expects to open approximately 10 - 20 net new Canadian stores during the fiscal year

2003.

    Payless continues to explore additional opportunities to expand its core business in new International markets.



    Chairman's Comments

    "Persistent unseasonable weather, combined with the sluggish economy,

depressed sales of seasonal merchandise including sandals and canvas footwear during the spring season, creating an oversupply of seasonal inventory throughout the footwear industry. Payless intensified its promotional activity, adding markdowns necessary to minimize the carryover of seasonal merchandise inventories," said Steven J. Douglass, Chairman and Chief

Executive Officer of Payless.

    "Despite the weakness in seasonal categories during most of the quarter,

we are encouraged by results in several key categories impacted by our new positioning strategy -- including our women's casual and dress footwear, our

Hunters' Bay(R) line of leather footwear for men, and our girls and boys shoes.  Our accessories business continues to be an area of rapid growth for us, consistently generating solid positive same-store sales."



    Outlook

    Payless ShoeSource, Inc. will no longer provide specific guidance for sales or earnings. The company does intend to provide general forward-looking commentary, when appropriate, on:



    -- its view of the retail environment,

    -- its general strategies for operating in that environment,

    -- and certain business or financial metrics that it can predict with a reasonable level of certainty.



    Looking forward, the company anticipates the retail apparel and footwear market to remain highly promotional in the second half of the year, with continued pressure on sales, margins and earnings.  In this anticipated business environment, Payless has made significant revisions to its fall season promotional plan to defend its market share through aggressive promotions. In addition, the company's messaging will balance merchandise authority and value, and the company's store associates will focus on key customer service behaviors to improve conversion. In addition, Payless will carefully manage inventory receipts.

    Payless ShoeSource, Inc. is the largest family footwear retailer in the

Western Hemisphere.  The company operates a total of 5,020 stores offering quality family footwear and accessories at affordable prices.  In addition,

customers can buy shoes over the Internet through Payless.com(R), at

www.payless.com .



    This release contains forward-looking statements relating to such matters as anticipated financial performance, international expansion opportunities,

consumer spending patterns, capital expenditure plans, business prospects,

products, future store openings, possible strategic alternatives and similar matters.  Forward looking statements are identified by words such as

"expects," "anticipates," "intends," "plans," "believes," "seeks," or variations of such words.  A variety of known and unknown risks and uncertainties and other factors could cause actual results and expectations to differ materially from the anticipated results or expectations which include,

but are not limited to: changes in consumer spending patterns; changes in consumer preferences and overall economic conditions; the impact of competition and pricing; changes in weather patterns; the financial condition of the company's suppliers and manufacturers; changes in existing or potential duties, tariffs or quotas; changes in relationships between the United States and foreign countries, changes in relationships between Canada and foreign countries; economic and political instability in foreign countries, or restrictive actions by the governments of foreign countries in which suppliers and manufacturers from whom the company sources are located or in which the company has retail locations or otherwise does business; changes in trade,

customs and/or tax laws; fluctuations in currency exchange rates; availability of suitable store locations on acceptable terms; the ability to hire and retain associates; performance of other parties in strategic alliances; and

general economic, business and social conditions, performance of our partners in joint ventures; the ability to comply with local laws in foreign countries;

threats or acts of terrorism; strikes, work stoppages and/or slow downs by unions that play a significant role in the manufacture, distribution or sale of product. Please refer to the company's 2002 Annual Report and its Form 10-K for the fiscal year ended February 1, 2003, and the company's Form 10-Q for the fiscal quarter ended May 3, 2003 for more information on these and other risk factors that could cause actual results to differ. The company does not undertake any obligation to release publicly any revisions to such forward-

looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



    [Unaudited Consolidated Condensed Statement of Earnings, Balance Sheet and

Statement of Cash Flows Attached]



    NOTES REGARDING ATTACHMENTS:

    The consolidated condensed statement of earnings, balance sheet and statement of cash flows have been prepared in accordance with the company's accounting policies as described in the company's 2002 Form 10-K, on file with the Securities and Exchange Commission, and should be read in conjunction with the 2002 Annual Report to Shareowners.  In the opinion of management, this information is fairly presented, and all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results for the interim periods have been included.





                             PAYLESS SHOESOURCE, INC.

                   CONSOLIDATED CONDENSED STATEMENT OF EARNINGS

                                   (UNAUDITED)



    (Millions, except per share data)

                                               13 Weeks         26 Weeks

                                           Ended   Ended    Ended     Ended

                                           Aug. 2, Aug. 3,  Aug. 2,   Aug. 3,

                                            2003    2002     2003      2002



    Net sales                              $731.5  $776.2  $1,429.2  $1,514.4



    Cost of sales                           533.2   522.1   1,026.5   1,039.4



    Gross Margin                            198.3   254.1     402.7     475.0



    Selling, General and Administrative

     Expenses                               188.7   178.3     368.8     356.2



    Non-recurring Benefit                     -      (0.9)      -        (0.9)



    Operating Profit                          9.6    76.7      33.9     119.7



    Interest expense, net                     3.3     5.1       7.4      10.6



    Earnings Before Income Taxes and

     Minority Interest                        6.3    71.6      26.5     109.1



    Provisions for income taxes               2.3    25.4       9.7      39.8



    Net earnings Before Minority Interest     4.0    46.2      16.8      69.3



    Minority Interest                         1.2     1.0       2.5       1.8



    Net Earnings                             $5.2   $47.2     $19.3     $71.1





    Diluted earnings per share              $0.08   $0.69     $0.28     $1.04



    Basic earnings per share                $0.08   $0.70     $0.28     $1.05



    Diluted weighted average shares

     outstanding                             68.1    68.4      68.1      68.3



    Basic weighted average shares

     outstanding                             68.0    67.9      68.0      67.6





                             Payless ShoeSource, Inc

                      CONSOLIDATED CONDENSED BALANCE SHEET

                                   (UNAUDITED)



                                            August 02,  August 03, February 1,

    (dollars in millions)                      2003       2002         2003



    ASSETS:



    Current Assets:

        Cash and cash equivalents             $115.3      $169.6       $74.4

        Restricted Cash                         33.0        18.5        28.5

        Merchandise inventories                418.6       337.3       452.5

        Current deferred income taxes           16.1        22.3        16.4

        Other current assets                    69.6        65.3        61.8

    Total Current Assets                       652.6       613.0       633.6



    Property and Equipment:

        Land                                     8.4         8.1         7.6

        Property, buildings and equipment    1,149.7     1,100.1     1,120.0

        Accumulated depreciation              (737.7)     (671.9)     (701.3)

        Property and equipment, net            420.4       436.3       426.3



    Favorable Leases, net                       31.8        34.6        34.3



    Deferred Income Taxes                       29.1        34.8        29.0



    Other Assets                                36.0        26.2        27.6



    TOTAL ASSETS                            $1,169.9    $1,144.9    $1,150.8





    LIABILITIES AND EQUITY:



    Current Liabilities:

        Current maturities of long-term debt    $0.9       $48.9       $83.2

        Notes Payable                           33.0        18.5        28.5

        Accounts payable                       114.3       109.6       106.4

        Accrued expenses                       121.7       161.1       123.7

    Total Current Liabilities                  269.9       338.1       341.8



    Long-Term Debt                             203.1       182.5       140.7

    Other Liabilities                           54.9        53.7        52.3

    Minority Interest                           18.3        10.8        17.8



    Equity                                     623.7       559.8       598.2



    TOTAL LIABILITIES AND EQUITY            $1,169.9    $1,144.9    $1,150.8





                             Payless ShoeSource, Inc

                CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

                                   (UNAUDITED)





                                                 Year to Date      Year Ended

                                             August 02, August 03, February 1,

    (dollars in millions)                       2003      2002        2003



    OPERATING ACTIVITIES:

    Net Earnings                                 $19.3   $71.1       105.8

    Adjustments for noncash items

      included in earnings:

          Loss on disposal of assets              10.3     1.8        10.5

          Depreciation and amortization           50.2    51.1       102.2

          Amortization of unearned

           restricted stock                        0.3     0.8         0.9

          Deferred income taxes                    0.2     9.0        20.7

          Minority interest                       (2.5)   (1.8)       (4.9)

          Tax benefit of stock option

           exercises                              ---      2.9         3.1

    Changes in working capital:

          Merchandise inventories                 33.9     2.2      (113.0)

          Other current assets                    (6.8)   (9.1)        2.4

          Accounts payable                         7.9    36.0        32.9

          Accrued expenses                        (2.0)   21.8       (18.6)

    Other assets and liabilities, net             11.6    (5.0)      (11.5)



    TOTAL OPERATING ACTIVITIES                   122.4   180.8       130.5



    INVESTING ACTIVITIES:

    Capital expenditures                         (55.3)  (47.3)      (98.8)

    Disposition of property and equipment         ---      1.7         3.9

    TOTAL INVESTING ACTIVITIES                   (55.3)  (45.6)      (94.9)



    FINANCING ACTIVITIES:

    Issuance of notes payable                      4.5     9.0        19.0

    Restricted cash                               (4.5)   (9.0)      (19.0)

    Issuance of long-term debt                   196.7    ---          4.0

    Payment of deferred financing costs           (9.0)

    Repayments of long-term debt                (216.6)  (79.7)      (91.1)

    Net issuances (purchases) of common

     stock                                        (0.2)   15.9        17.6

    Contributions by minority owners               3.6     6.1        17.2

    Other financing activities                    (0.7)   (0.2)       (1.2)



    TOTAL FINANCING ACTIVITIES                   (26.2)  (57.9)      (53.5)



    INCREASE (DECREASE) IN CASH                   40.9    77.3       (17.9)



    Cash and Cash Equivalents, Beginning

     of Period                                    74.4    92.3        92.3

    Cash and Cash Equivalents, End of

     Period                                     $115.3  $169.6       $74.4



SOURCE  Payless ShoeSource, Inc.

    -0-                             08/13/2003

    /CONTACT:  Timothy J. Reid of Payless ShoeSource, +1-785-295-6695/

    /Company News On-Call: http://www.prnewswire.com/comp/136152.html /

    /Web site:  http://www.paylessinfo.com /

    (PSS)



CO:  Payless ShoeSource, Inc.

ST:  Kansas

IN:  REA FAS

SU:  ERN